UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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XETA Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 8, 2008

To the Shareholders of XETA Technologies, Inc.

                The 2008 Annual Meeting of Shareholders of XETA Technologies, Inc. will be held at the Renaissance Tulsa Hotel and Convention Center located at 6808 South 107th East Avenue, Tulsa, Oklahoma, on April  8, 2008 at 6:30 p.m., local time, for the following purposes:

(1)          To elect seven (7) members to the Company’s Board of Directors to serve until the next annual meeting of shareholders;

(2)          To ratify the selection of Tullius Taylor Sartain & Sartain LLP as independent certified public accountants for the Company for the 2008 fiscal year; and

(3)          To transact such other business as may properly come before the meeting or any adjournment of the meeting.

                Only shareholders of record at the close of business on February 26, 2008, the record date fixed by the Board of Directors, will be entitled to notice of and to vote at the Annual Meeting.

Your vote is important.  Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience.  PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, OR VOTE BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Robert B. Wagner

Robert B. Wagner
Corporate Secretary

February 26, 2008

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held April 8, 2008

Our Proxy Statement and Annual Report to shareholders for the fiscal year ended October 31, 2007 are available on our corporate website at www.xeta.com.

1814 W. Tacoma

Broken Arrow, Oklahoma  74012

PROXY STATEMENT

This proxy statement is furnished to the shareholders of XETA Technologies, Inc. (“XETA” or the “Company” or “we” or “us”) by our Board of Directors to solicit proxies for use at our annual meeting of shareholders (the “Annual Meeting”).  The Annual Meeting will be held on April 8, 2008, at the Renaissance Tulsa Hotel and Convention Center located at 6808 South 107th East Avenue, Tulsa, Oklahoma, at 6:30 p.m., local time.

        This proxy statement and the accompanying proxy card will first be mailed to shareholders on March 18, 2008.

INFORMATION ON VOTING

Who Can Vote

Only shareholders of record at the close of business on February 26, 2008, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting.  Each record holder is entitled to one vote per share of Common Stock registered to the holder on the record date.   As of February 26, 2008, there were 10,254,310 shares of Common Stock outstanding.

How You Can Vote

You may vote in person at the Annual Meeting or by proxy.  We encourage you to vote by proxy even if you plan to attend the meeting.  Proxies properly executed and received by us in time to be voted at the Annual Meeting will be voted in accordance with the specifications marked on the proxy card.  Signed proxies which are returned to us with no voting specifications marked will be voted “FOR” the proposals described in this proxy statement and in the discretion of the persons named in the proxy on any other matter which may properly come before the meeting.

The process by which you vote depends upon how you hold your shares, as follows:

If you hold your shares in your own name as the stockholder of record, you may vote by mail or the internet.  To vote by mail, complete, sign and return the enclosed proxy card in the envelope provided.  To vote using the internet, follow the voting instructions described on the proxy card.  Shareholders who vote by internet do not need to return the proxy card.

If you hold your shares in a stock brokerage account or through another nominee such as a bank, your shares are held in what is known as “street name.”  You are the beneficial owner of the shares but the broker or other nominee is considered to be the record holder for purposes of voting the shares.  As the beneficial owner, however, you have the right to direct your broker or other nominee on how to vote the shares in your account.  To do so, follow the voting instructions on the form you receive from the broker or nominee.  If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from your broker or other nominee, giving you the right to vote the shares.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before voting takes place at the Annual Meeting.  You may revoke your proxy by notifying the Secretary of the Company in writing, by submitting another proxy with a later date, or by notifying the Company and voting in person at the Annual Meeting.  If you hold your shares in street name, you must contact your broker or other nominee regarding how to revoke your proxy and change your vote.

Quorum

        A quorum is necessary to conduct the business of the meeting. This means that holders of a majority of the outstanding shares of common stock must be represented at the meeting, either in person or by proxy.

Votes Required for Approval

        Under our bylaws, the election of directors, as well as any other business which may properly come before the meeting, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How Votes are Counted

        Abstentions and broker “non-votes” are both counted as shares present in determining whether the quorum requirement is satisfied.  However, they receive different treatment for purposes of whether they are considered shares present and entitled to vote on a matter.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Broker non-votes, therefore, are excluded from the number of shares present and entitled to vote on a matter and consequently do not count against the matter.  Abstentions, on the other hand, are counted in the total number of votes present and entitled to vote on a matter and thus have the same effect as a vote against the matter.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

        A Board of Directors consisting of seven members is proposed to be elected at the Annual Meeting.  Members of the Board are elected for one-year terms.  The nominees for election to the Board and the positions they currently hold with us are listed below, followed by their biographies.  All of the nominees except Greg D. Forrest, our CEO, currently serve as directors of the Company.  S. Lee Crawley was appointed by the Board effective February 1, 2008 to fill the vacant seat created by the resignation of our former Board Chairman Jack R. Ingram.  Mr. Crawley was nominated by a non-management director.  All of the nominees have indicated they are willing to serve if elected.  If any nominee should become unable to serve due to unforeseen circumstances, the persons designated as proxies will have full discretion to cast votes for another person recommended by the Board.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the seven nominees listed below.

Name	Positions with Company	Age
Donald T. Duke	Chairman of the Board	58
Greg D. Forrest	Chief Executive Officer and President	46
Ron B. Barber	Director	53
S. Lee Crawley	Director	64
Dr. Robert D. Hisrich	Director	63
Edward F. Keller	Director	67
Ronald L. Siegenthaler	Director	64

Mr. Duke has been a director since 1991 and became our Board Chairman on July 1, 2007.  He is a consultant to the oil and gas industry and an independent investor.  From 1980 until August 2002, Mr. Duke was in senior management in the oil and gas industry, including time as President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation, where he was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning.

        Mr. Forrest has been our Chief Executive Officer since June 7, 2007 and our President since July 2005.  He also served as our Chief Operating Officer from July 2005 until he became CEO in July of last year.  He first joined XETA as a Director of Sales over the Seattle branch sales and service operations in August, 2004 when the Company acquired Bluejack Systems, LLC.  Mr. Forrest was the CEO, principal owner and founder of Bluejack.  Prior to founding Bluejack, Mr. Forrest founded and operated several other fast-growing companies in the communications, clothing and commercial interior industries.

        Mr. Barber has been a director since 1987.  He is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma, which serves as counsel to the Company.  Mr. Barber has been engaged in the private practice of law since October 1980, and is also a certified public accountant licensed in Oklahoma.

        Mr. Crawley was appointed to the Board on February 1, 2008.  He has an extensive background in business and financial management, with an emphasis on business transactions and profit improvement.  His professional experience includes functioning as CEO, CFO and COO for several public and private companies, including Flint Engineering and Construction Company (CEO, 1992-1997) and Vantage Point Energy, a public exploration and production company (CEO, 1986-1992).  He also serves as Chairman of Intellevue, a software technology company he invested in in 1998.  Since May 2000 he has been the managing member of Corporate Finance Associates-Tulsa LLC, a mergers and acquisitions advisory firm. CFA-Tulsa is a senior shareholder in Corporate Finance Associates Worldwide, a national M&A firm which Mr. Crawley joined in May 2004.  He serves as its Vice Chairman.

Dr. Hisrich has been a director since 1987.  He holds the Garvin Professor of Global Entrepreneurship and is Director of the Global Entrepreneurship Center at the Thunderbird School of Global Management in Glendale, Arizona.  He is also a marketing and management consultant.  Previously he occupied the A. Malachi Mixon III Chair in Entrepreneurial Studies and was Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio.  Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa.  He has also held a number of other academic positions and served on several editorial boards, including the Editorial Board of the Journal of Small Business and Enterprise Development, of which he is currently a member.  Dr. Hisrich is a member of the Board of Directors of Noteworthy Medical Systems, Inc. and NeoMed Technologies.

Mr. Keller has been a director since April 2007.  He was an executive in the banking industry for over twenty years until he retired in September 2006 as the Chairman and CEO of JP Morgan Chase in Oklahoma, a position he held for 10 years.  He previously served in a similar capacity with Bank One in Oklahoma, Bank IV and the Fourth National Bank.  Mr. Keller is a native of Oklahoma and continues to be involved in a number of community and business organizations.  He is a director of the St. Francis Health System, a trustee of the Oklahoma City Memorial Institute for the Prevention of Terrorism, a director of the Tulsa Metropolitan Chamber of Commerce, a trustee of Oklahoma State University-Tulsa, a director of the Oklahoma Foundation of Excellence, and a director of the Southwestern Graduate School of Banking at Southern Methodist University.

Mr. Siegenthaler has been a director since the Company’s inception in 1981.  He served as the Company’s Executive Vice President from July 1990 until March 1999.  Since 1974, he  has been involved as partner, shareholder, officer, director, or sole proprietor in a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications.  He is also CEO of Myriad Technologies, Inc., through which he has managed his personal investment portfolio and promoted sales activities for his own private investments.

CORPORATE GOVERNANCE

                The Board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the United States Securities and Exchange Commission (“SEC”), and the listing standards of the NASDAQ Stock Market (“NASDAQ”).

Director Independence

                Our Board of Directors must have at least a majority of independent directors.  Under the NASDAQ rules applicable to us, in order for a director to be deemed independent, the board must determine that the individual does not have a relationship (including those listed by NASDAQ that will preclude a finding of independence) that would interfere with the individual’s exercise of independent judgment in carrying out his or her responsibilities as a director.  Applying this standard, the Board has determined that Messrs. Crawley, Duke, Keller, Hisrich, and Siegenthaler, all incumbent board members, are independent within the meaning of the NASDAQ standards for board service.  In its deliberations on independence, the Board considered Mr. Siegenthaler’s stock ownership, which is slightly over 10%, and the fact that his adult son is employed by the Company as a sales representative.  The Board determined that neither of these relationships interfere with Mr. Siegenthaler’s ability to exercise independent judgment as a director.  Mr. Barber is not an independent director due to his association with Barber & Bartz, the Company’s outside legal counsel, and Mr. Forrest will not qualify as an independent director since he is an executive officer of the Company.

Board Meetings and Attendance

Our Board of Directors held six meetings during fiscal 2007.  Each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he then served.  The Company encourages its local directors to attend the annual meeting of shareholders.  At last year’s annual meeting, all of the local, then incumbent directors were present, as well as Mr. Duke who resides in the Oklahoma City area.

Committees of the Board

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  Each of these committees operates under a written charter approved by the Board.  A copy of each committee’s charter is posted under Governance Documents in the Governance section in the Investor Relations section of our website at www.xeta.com.  The Board has determined that all of the members of the three standing committees are independent according to NASDAQ’s independence standards for service on these committees, including in the case of the members of the Audit Committee, the stricter independence requirements imposed by SEC rule and NASDAQ for audit committee membership.

Audit Committee

The current members of the Audit Committee are Mr. Crawley, Mr. Duke (Chairman), Dr. Hisrich and Mr. Keller. The Board of Directors has determined that the Committee has at least two members—Mr. Crawley and Mr. Duke—who qualify as an “audit committee financial expert” as that term is defined by SEC rules.  The Audit Committee met six times during the 2007 fiscal year.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Among other things, the Audit Committee is responsible for selecting and retaining the Company’s independent public accountants; pre-approving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors the financial reports of the Company, the audited financial statements, the auditor’s report, the management letter and the quality and adequacy of the Company’s internal controls.

Compensation Committee

The members of the Compensation Committee are Mr. Duke (Chairman), Dr. Hisrich and Mr. Keller.  Mr. Siegenthaler is a non-voting member of the Committee.  The Committee met once during fiscal 2007.  The Committee also conducts business via telephone, e-mail communications and by written consent.

The Compensation Committee oversees the Company’s compensation and benefits policies and programs and establishes and/or reviews the philosophy, objectives and goals of such policies and programs.  The Committee’s primary responsibilities include: determining the compensation of the Company’s CEO, CFO and other executive officers, including awards to such persons under the Company’s cash-based incentive and long-term equity-based plans; reviewing and recommending compensation of directors to the Board; and administering the Company’s equity-based incentive plan.  The process and procedures followed by the Compensation Committee in considering and determining executive compensation are described below under the heading “Compensation Discussion and Anaylsis.”

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Keller (Chairman) and Mr. Siegenthaler.  During the 2007 fiscal year, the Committee conducted its business via telephone, e-mail communications, informal discussions and written consents.

The Nominating and Governance Committee is responsible for identifying, recruiting and evaluating qualified persons to serve on our Board of Directors and recommending such individuals to the Board for nomination for election as directors; evaluating director independence and the size and composition of the Board; reviewing and ratifying Committee assignments recommended by the Board Chairman and submitting such recommendations to the Board for approval; considering director nominations by shareholders; reviewing related person transactions involving directors; overseeing corporate governance matters; and leading the process for succession planning.

Director Nomination Process.    The Committee’s process to identify candidates for election to the Board involves requesting recommendations from members of the Board and individuals personally known to them, and from senior level executive officers.  The process for evaluating candidates includes gathering and reviewing a candidate’s biographical and background information, and personal meetings with the candidate by members of the Committee and other Board members if appropriate.  While we have not established specific minimum qualifications for a position on our Board, nominees are selected on the basis of broad experience, wisdom, integrity, understanding of our business environment, the ability to make independent analytical inquiries and the need to maintain a majority of independent members on the Board.  The Committee also considers any other qualities that a candidate may possess that could add to the overall quality, diversity and skill of the Board, as well as the candidate’s ability to devote adequate time to Board duties.

Shareholder Nominations.    The Committee will consider board candidates proposed in good faith by a shareholder.  Shareholders who wish to recommend a candidate to the Committee for consideration should submit the candidate’s name and biographical information to the Nominating and Governance Committee of the Board, c/o Donald T. Duke, Board Chairman, XETA Technologies, Inc., 1814 West Tacoma Street, Broken Arrow, OK  74012.  The Committee will evaluate shareholder-recommended candidates in substantially the same manner that it evaluates candidates submitted by others.  If the Board determines to nominate a candidate recommended by a shareholder, then the candidate’s name will be included in our proxy card for the next annual meeting of shareholders.

Shareholders may also be entitled to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Governance Committee or the Board.  For nominations to be considered at next year’s annual meeting, shareholders must follow the procedures set forth in a recent bylaw amendment adopted by the Board.  Under these procedures, a shareholder must submit written notice of the shareholder’s nomination which must be received by us not later than 120 days prior to the anniversary of the mailing date of our proxy materials for the previous year’s annual meeting, so long as the date of the meeting is not changed by more than 30 days from the anniversary date of the previous year’s meeting.  If the date of the meeting is changed by more than such 30 days, then the notice must be received no later than the 10th day following the date on which notice of the meeting is mailed to shareholders or is announced publicly.  The notice must include the following information:  (1) a brief description of the candidate to be nominated; (2) the name and record address of the shareholder; (3) the class and number of shares beneficially owned by the shareholder; (4) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the nomination; and (5) a description of any arrangement or understanding between such shareholder and the person to be nominated by such shareholder.  The notice should be addressed to:  Corporate Secretary, XETA Technologies, Inc., 1814 W. Tacoma Street, Broken Arrow, OK  74012.

Code of Ethics

We have adopted a financial officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller and other persons who perform similar functions for the Company.  A copy of this Code of Ethics is posted under Governance Documents in the Governance section on the Investor Relations page of our website at www.xeta.com.

Communications with Directors

Shareholders who wish to communicate with the Board of Directors or an individual director may do so by sending their correspondence in writing to XETA Technologies, Inc., Attention Board of Directors (or individual named director) at 1814 West Tacoma Street, Broken Arrow, Oklahoma 74012.  Any such communications will be delivered directly to the Board or named director.

COMPENSATION DISCUSSION AND ANAYLSIS

This Compensation Discussion and Analysis provides a narrative review of the objectives and elements of compensation paid to the Company’s executive officers named in the Summary Compensation Table below.  For fiscal 2007, these named executive officers (“NEOs”) are:

•                  Greg Forrest, President and Chief Executive Officer

•                  Jack Ingram, former Chief Executive Officer

•                  Robert Wagner, Chief Financial Officer

Compensation of NEOs is established by the Company’s Compensation Committee (the “Committee).  In addition to determining NEO compensation, the Committee oversees the Company’s compensation plans and policies and administers the Company’s equity compensation programs.  A complete discussion of the Committee and its membership is included in the Corporate Governance section of this proxy statement.

General Compensation Philosophy

The focal point of the Committee’s compensation philosophy is to enhance long-term shareholder value.  To do this, the Committee believes that performance-based compensation should include modest but competitive base salaries and benefits coupled with significant “at risk” compensation opportunities.  “At risk” compensation should include an annual incentive bonus program to reward near-term performance coupled with equity-based awards to reward long-term performance.

The Company designs its compensation programs to attract, motivate and retain quality managers who will improve long term shareholder value.  Under the Company’s compensation programs, the higher an executive’s level of responsibility, the greater proportion of his compensation will be dependent upon the Company’s performance and the executive’s individual performance and contributions.

Compensation Process

In implementing and administering the Company’s compensation plans, the Committee employs an encompassing analytical approach.  The Committee assesses, as described below, a variety of information, both objective and subjective in nature.  The Committee believes that no formulas or objective measures can fully or adequately take into account the full range of considerations in assessing individual performance or setting compensation.  The Committee’s deliberations therefore are inherently subjective in nature and are influenced by the experience and judgment of its members.

To carry out the Company’s compensation philosophy and to discharge its duties under its charter, the Committee meets after the close of each fiscal year to consider a range of information. This information includes “hard” data relative to the Company’s financial and operating performance scorecard during the year as well as the performance and trading levels of the Company’s common stock.  Additionally, the Company provides the Committee with historical compensation data on each NEO regarding previous salary levels, annual incentive awards, and previous equity awards and the current status of such awards.  Other information includes reviews of the Company’s significant accomplishments during the year, the Committee’s view of the individual performance and contributions of each NEO, and Committee members’ individual and collective opinion(s) of the current compensation market for each NEO’s discipline.

The items included in the Company performance scorecard include various financial measurements including performance around revenues, earnings, net operating margin, EBITDA and EBITDA margin, and returns on equity, assets, and invested capital.  Operating measurements include gross profits, gross margins, sales contribution (defined as gross margin less sales expense as a percentage of revenues), operating expense as a percent of revenues, and revenue mix.  The Committee places emphasis on those financial measurements which in its view are of most significance to shareholders, such as return on equity, net operating margins, and growth in revenues.

Additionally, at the Committee’s annual review the CEO makes recommendations for adjustments in base salaries, annual incentive compensation awards, and equity grants.  These recommendations are based on data chosen by the CEO and may include competitive pay data gleaned from public company filings, research performed by a compensation consultant, and the CEO’s evaluation of each executive’s performance, including his own, against goals established for such executives at the beginning of each fiscal year.

The Committee considers all of this information together with its own evaluation of each NEO’s unique capabilities and their past and expected contribution toward the Company’s performance objectives.  The Committee then processes such information through the subjective review and evaluation mentioned above, which it believes is of vital importance to balance the interests of all stakeholders in the process.

Overview of Elements of Executive Compensation

The key elements of NEO compensation are:  base salaries, an annual incentive program, and long term equity compensation.  Additionally, NEO’s may participate in the Company’s standard benefits programs on the same terms as all other employees.  These benefit programs include health and welfare benefits, vacation and sick leave benefits, and a 401(k) retirement savings plan (“401(k) Plan”).  Under the Company’s 401(k) Plan, all employees have the opportunity, but are not required, to invest the Company’s matching contributions in XETA common stock.

The Company does not have employment, severance, or change-of-control agreements with any of its NEO’s.

Base Salary.  The Company pays a base salary to each NEO.  The Committee believes that base salaries should be competitive, but modest for each NEO’s area of responsibility.  The Committee believes that setting modest base salaries, coupled with significant annual and long term incentive compensation opportunities (discussed below), provides a balanced and clear incentive for NEOs to pursue prudent initiatives designed to achieve superior long-term performance.

Base pay is set at the commencement of employment and is reviewed annually for adjustment based on the Committee’s view of changes in market conditions and changes in the NEO’s level of responsibilities.  Base pay is also reviewed for adjustment when an NEO assumes a different executive office or position with the Company during the fiscal year.

Annual Incentive Compensation.  The Company pays an annual incentive bonus to NEOs based on Company profitability and the individual performance of each NEO.  The annual incentive compensation component is an integral part of the Company’s overall compensation philosophy, particularly in relation to the interaction between the annual incentive bonus and base salary.  The annual incentive bonus is intended to be a self-correcting tool that provides robust rewards in conjunction with expanding profit levels and correspondingly constricts executive compensation when profitability narrows.

The annual incentive bonus is paid from an aggregate bonus pool accrued during the year for NEOs and other key non-sales employees of the Company to tangibly recognize the leadership and sacrifice of many of its key employees.   In recent years, due to an extended period of poor industry and Company fundamentals, the amount of this bonus pool was set on a discretionary basis.  This practice continued through fiscal 2007.  At its annual compensation review subsequent to the close of fiscal 2007, the Committee authorized a total bonus pool of $317,000 on a discretionary basis for distribution to key employees.  From this pool, $100,000 was awarded in the form of cash bonuses to the Company’s CEO and CFO.  The remaining $217,000 was awarded to other key non-sales employees, also as cash bonuses.

Due to the improvement in the financial health and prospects of the Company, beginning in fiscal 2008 the Committee has set a target amount for the total bonus pool to be 10% of the Company’s annual pre-tax, pre-bonus profits.  Additionally, the Committee has set targets to award 50% of the total bonus pool for distribution among the Company’s NEO’s and non-sales executive director and to pay between 33% and 50% of each executive’s annual incentive bonus in restricted stock awards.  All of these targets are subject to the Committee’s discretion and may be adjusted upward or downward based on a variety of factors including the size of the bonus pool and the NEO’s progress toward his targeted equity ownership (discussed below).

Long-Term Equity Compensation.  The Committee believes that the element of long-term equity compensation should be sufficient to provide NEOs the potential for meaningful wealth creation through stock price appreciation.  This opportunity serves to further motivate NEOs to enhance the value of the stock and more heavily aligns their interests with that of the shareholders.  Additionally, the Committee believes that equity awards can be an effective retention tool and thus grants awards with multi-year vesting periods.  In setting this portion of compensation, the Committee factors in the total number of outstanding equity awards and the expiration periods of each such award, in order to balance the Committee’s goal of promoting equity ownership by executives against the potential dilution which such awards can have upon current and future shareholders.  The Committee has set a general target of maximum potential dilution of 15%, but has not set a restriction on exceeding that level if, in its judgment, conditions warrant.

Traditionally, the Committee has granted equity awards in the form of stock options, typically with three year vesting on a cliff or pro rata basis.  These awards were granted from time-to-time based on Company performance, dilution considerations, recruiting of new executives, and/or to recognize additional responsibilities assumed by an executive.  Additionally, since the implementation of Financial Accounting Standard 123(R), and up until the Company’s financial performance began to improve in late fiscal 2006, the Committee was reluctant to burden the Company’s already weak operating results with the additional compensation expense required by the new standard.

Beginning in fiscal 2008, the Committee will consider annual grants of long-term equity compensation as part of its comprehensive review of total executive compensation.  In addition to stock options, the Committee may consider granting restricted stock or other forms of share-based compensation in the future which are provided for in the Company’s 2004 Omnibus Stock Incentive Plan (the “2004 Omnibus Plan”).

In fiscal 2007, the Company’s long time CEO and second largest shareholder stepped down and Mr. Forrest, then serving as the Company’s President, was named CEO.  To promote continuation of the historically strong alignment between the Company’s officers and its shareholders, the Committee has set equity ownership targets for the positions of CEO, CFO, and Executive Directors as provided below:

Title	Equity Target
(shares)
CEO and President	250,000
CFO	125,000
Executive Directors	100,000

Annually, the Committee will monitor each executive’s progress toward achieving these equity targets.  Shares held in the Company’s 401(k) Plan count toward meeting the targets above.  Because this is a new program for the Company, the Committee has not established timelines for achieving these targets.

Material Factors Affecting Executive Compensation in Fiscal 2007 and 2008

Effective December 1, 2006, as a result of its annual review of Company and executive performance, the Committee approved base salary increases for Mr. Forrest and Mr. Wagner of $20,000 and $15,000, respectively, bringing Mr. Forrest’s annual salary at that time to $185,000 and Mr. Wagner’s to $125,000.  Mr. Forrest’s salary adjustment was made in part to reflect the steady increase over time in his duties and responsibilities since becoming the Company’s President on July 6, 2005, as the Company’s then CEO Jack Ingram began transitioning responsibilities to Mr. Forrest.  The adjustment in Mr. Wagner’s base salary was similarly based in part on his increased span of control in assuming responsibility for the Company’s contact center operations, material logistics, purchasing, and information technology functions.  The December 2006 salary increases for both executives also reflect the Committee’s view that the Company’s CEO and CFO base salaries had ceased to be competitive.

On June 7, 2007, Jack Ingram resigned as the Company’s CEO and Mr. Forrest was appointed as the Company’s CEO, while retaining the position of President.  Subsequently on July 5, 2007, the Committee increased Mr. Forrest’s base salary to $197,000 in recognition of his assumption of additional responsibilities as CEO.  At the same time and in order to recognize their expanded leadership roles, increase their equity interests, and to balance short and long-term incentives, stock options were granted to Mr. Forrest for 40,000 shares and to Mr. Wagner for 25,000 shares.  These options were granted under the 2004 Omnibus Plan and have a strike price of $3.25 per share, the fair market value of the Company’s stock on the date of grant.  These options vest on January 5, 2011 (3½ years after the date of grant) and have a term of 7 years from the date of grant.

On December 5, 2007, the Committee met to conduct its annual compensation review.  The Committee awarded annual incentive bonuses to Mr. Forrest and Mr. Wagner of $50,000 each, in recognition of the Company’s improved financial results for fiscal 2007.  In fiscal 2007 the Company doubled its earnings compared to the prior year and made positive progress in several key areas, including improving return on equity from 1.9% in fiscal 2006 to 3.6% in fiscal 2007 and improving net operating margin from 1.2% in fiscal 2006 to 2.0% in fiscal 2007.  The increase in annual incentive awards in fiscal 2007 compared to fiscal 2006 reflects the Company’s pay-for-performance philosophy, in which the Company’s relatively modest base salaries are supplemented by relatively robust annual bonuses awarded as Company performance improves.  These bonuses were paid in cash on January 11, 2008.

Also as part of its annual compensation review, the Committee made a cost-of-living adjustment to Mr. Forrest’s base salary, increasing it to $203,000 per year.  The Committee also evaluated Mr. Wagner’s base salary in light of continuing market-driven pressures on financial executive compensation, as well as Mr. Wagner’s expanded responsibilities following the departure of Mr. Ingram in June 2007.  In response to these two factors, the Committee increased Mr. Wagner’s base salary to $145,000 per year.  Also on December 5, 2007, long term equity incentive awards in the form of stock options were granted to Mr. Forrest and Mr. Wagner for 20,000 and 10,000 shares, respectively.  In granting these options, the Committee weighed several factors including its goal to increase the weighting of total executive compensation toward long term incentives; the impact of additional equity incentive awards on the Company’s operating results; the stock ownership targets that have been established for executives; and the total number of stock options outstanding in relation to total shares outstanding.  These options have a strike price of $4.14 per share, the fair market value of the Company’s stock on the date of grant.  The options vest on December 5, 2010 (3 years after the date of grant) and have a term of 6 years from the date of grant.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act of 1934 except to the extent the Company specifically incorporates it by reference into such filing.

January 23, 2008

To the Board of Directors of XETA Technologies, Inc.

Given our role in providing guidance on compensation philosophy and the administration of that policy in making specific compensation decisions for the named executive officers, we participated in the preparation of the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management.  Based on the review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee
Donald T. Duke (Chair)
Robert D. Hisrich
Edward F. Keller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee of our Board is an officer or employee of the Company.   Mr. Siegenthaler, a non-voting member of the Compensation Committee was formerly an executive vice president of the Company during the 1990s.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation Committee.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Positions with Company	Age
Greg D. Forrest	Chief Executive Officer and President	46
Robert B. Wagner	Chief Financial Officer, Executive Director of Operations and Secretary	46

        Mr. Forrest was appointed our Chief Executive Officer on June 7, 2007.  He has been our President since July 2005 and also served as our Chief Operating Officer from July 2005 until he became CEO.  Previously he was Director of Sales over our Seattle branch sales and service operations.  Mr. Forrest joined XETA in August 2004 upon our acquisition of Bluejack Systems, LLC, a company which he founded, owned and served as CEO.  Prior to founding Bluejack, Mr. Forrest founded and operated several fast-growing companies in the communications, clothing and commercial interior industries.

        Mr. Wagner joined us in July 1988 as Chief Accounting Officer and became our Chief Financial Officer in March 1989.  He assumed the duties of Executive Director of Operations on January 2, 2007.  He was a member of our Board of Directors from March 1996 until April 2004.  Mr. Wagner is a certified public accountant licensed in Oklahoma and received his bachelor of science degree in accounting from Oklahoma State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of the Company’s named executive officers for services rendered in fiscal 2007.

Name & Principal Position	FY	Salary $	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (2)	Total $
Greg Forrest	2007	189,388	50,000	—	32,213	—	22,301	293,902
Chief Executive Officer and President

Jack Ingram	2007	76,000	—	—	—	—	13,395	89,395
Chief Executive Officer (3)

Robert Wagner	2007	125,019	50,000	—	17,146	—	5,887	198,052
Chief Financial Officer and Executive Director of Operations

(1)                            The expense for options awards above was computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”).  For a discussion on the assumptions and methodologies used to value the option awards granted in fiscal 2007, please see the discussion in the “Grants of Plan-based Awards” table presented below.

(2)                            The following table provides detail for the aggregate amount under “All Other Compensation” for each of the executive officers:

	FY	401(k) Matching Contributions	Unused Vacation Time Paid in Cash	Car Allowance	Other Perquisites		Total $
Mr. Forrest	2007	6,205	—	3,000	13,096	(a)	22,301

Mr. Ingram	2007	4,164	9,231	—	—		13,395

Mr. Wagner	2007	5,887	—	—	—		5,887

(a)          The Company paid for landscaping valued at $10,230 at Mr. Forrest’s private residence to enable the Company to hold a series of customer marketing and investor relations events at his home during the 2007 PGA Championship.  The value of the landscaping was based on the amount paid by the Company to the vendor.  Subsequent to the PGA event, the Company purchased certain catering and entertaining supplies from Mr. Forrest for use by the Company at similar events in the future.  The personal benefit received by Mr. Forrest from use of these items is included in this column and valued at 10% of the original cost paid to vendors for the supplies as evidenced by receipts.   The last component of this column is an amount the Company reimbursed Mr. Forrest for professional services provided to him by his personal accountant.

(3)                            Mr. Ingram was our CEO until he resigned on June 7, 2007.  Prior to his resignation, Mr. Ingram’s annual base salary was $120,000.

Grants of Plan-Based Awards

                The following table presents information regarding the incentive awards granted to the Company’s named executive officers during fiscal year 2007.

	Grant Date	Estimated Future Payouts Under Non-Equity and Equity Incentive Plan Awards	All Other Option Awards: Number of Shares of Stock (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (b)
Mr. Forrest	7/5/2007	(a)	40,000	$3.25	$89,576

Mr. Ingram	—	(a)	—	$—	$—

Mr. Wagner	7/5/2007	(a)	25,000	$3.25	$55,985

(a)                        The Company’s non-equity and equity incentive award plans are described under “Elements of Executive Compensation” in the Compensation Discussion and Analysis above.  On December 1, 2006, the Compensation Committee granted cash bonuses to Mr. Forrest, Mr. Ingram, and Mr. Wagner of $20,000 each.  These bonuses were distributed in quarterly installments in January, April, July, and October of 2007.

(b)                       The grant date fair value was calculated using the Black Scholes valuation method.  In computing the fair value, the Company used an expected option life of 6½ years, a risk free rate of return of 4.725%, an expected volatility of 74%, and a dividend yield of 0%.  No turnover was assumed in calculating the fair value of shares granted to the named executive officers.  The expected option life was based on the Company’s experience that NEO’s generally hold options until near their expiration date.

Outstanding Option Awards at Fiscal 2007 Year-End

                The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of October 31, 2007.

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mr. Forrest	—	40,000	(1)	$2.95	10/19/2011
	—	40,000	(2)	$3.25	07/05/2014

Mr. Ingram	35,000	—		$3.63	10/31/2011

Mr. Wagner	26,000	—		$4.38	01/02/2008
	12,000	—		$18.13	04/16/2010
	25,000	—		$3.63	10/31/2011
	—	20,000	(1)	$2.95	10/19/2011
	—	25,000	(2)	$3.25	07/05/2014

(1)                            These awards vest in one installment on October 19, 2009.

(2)                            These awards vest in one installment on January 5, 2011.

COMPENSATION OF DIRECTORS

We changed the composition of director compensation during fiscal 2007 when we separated the roles of Chairman of the Board and Chief Executive Officer as of July 1, 2007.  Since then, the standard annual fee paid to non–employee directors for their services is $25,000.  The Chairman of the Board receives an additional annual fee of $55,000 and committee chairmen receive an additional annual fee of $16,000 for each chairmanship.  Presently Mr. Duke serves as chairman of the Audit and Compensation committees, but has waived the fee for these services.  Prior to July 2007, our directors received an annual fee of $9,600 for board membership, $8,000 annually for committee service, and $16,000 annually for chairing a committee.  All fees are paid monthly.  We also reimburse our non-local directors their reasonable travel expenses to attend Board and Committee meetings and the annual shareholder meeting.

It has also been the Company’s practice on occasion to grant stock options to its outside directors, typically upon their election or appointment to the Board.  Options (noted in the table below) were granted during fiscal 2007 to Mr. Keller upon his election to the Board and to Mr. Duke upon his appointment as Chairman of the Board.

The following table presents information regarding the compensation of non-executive directors during fiscal 2007.

	Fees Earned or Paid in Cash $	Option Awards ($)		All Other Compensation ($)		Total $
Mr. Barber	14,733	—		10,795	(3)	25,529

Mr. Duke	66,935	9,076	(1)	—		76,011
Chairman of the Board
Chairman, Audit & Compensation Committees

Dr. Hisrich	25,400	—		—		25,400
Member, Audit & Compensation Committees

Mr. Keller	23,917	3,473	(2)	—		27,390
Chairman, Nominating Committee
Member, Audit & Compensation Committees

Mr. Siegenthaler	41,397	—		8,333	(4)	49,731
Member, Nominating Committee

(1)                      Upon his appointment as non-executive Chairman of the Board, Mr. Duke was awarded options for 25,000 shares of common stock which vest in two equal installments on July 2, 2008 and 2009, respectively.  Mr. Duke’s option was granted at the strike price of $3.25 per share, the market value of the stock at the time of grant and expires on July 5, 2014.  The dollar amount shown reflects the total option-related expense recognized for financial reporting purposes for the fiscal year ended October 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), assuming no forfeitures.

(2)                      Upon his election to the Board at the annual meeting on April 3, 2007, Mr. Keller was granted an option for 10,000 shares of common stock vesting on April 5, 2010.  Mr. Keller’s option was granted at the strike price of $3.12, the market value of the stock at the time of grant and expires on April 5, 2012.  The dollar amount shown reflects the total option-related expense recognized for financial reporting purposes for the fiscal year ended October 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), assuming no forfeitures.

(3)                      Prior to July 2007, Mr. Barber received an annual fee of $15,000, paid monthly, to serve as an adviser  to the audit committee.

(4)                      Effective July 1, 2007, Mr. Siegenthaler was appointed as a special liaison between the Board and the Company’s executive officers and management.  Mr. Siegenthaler is responsible to the Board for engaging with management and employees on behalf of the Board as appropriate, in all areas of the Company’s operations. Mr. Siegenthaler receives an annual fee of $25,000, paid monthly, to serve in this capacity.

RELATED TRANSACTIONS

Mr. Barber is a principal shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company.  During the fiscal year ended October 31, 2007, the Company paid legal fees to Barber & Bartz in the approximate amount of $133,165.  Mr. Barber was also paid $10,795 during the fiscal year for serving in an advisory role to the Audit Committee.

Related Transactions Policy.  We have adopted a written policy for the approval or ratification of “related person transactions.”  For purposes of our policy, related person transactions include any transaction, arrangement or relationship expected to exceed $120,000 in any calendar year which involves the Company and any officer, director, director nominee, or persons who own in excess of 5% of the Company’s stock, or any of their respective family members.  The policy requires officers and directors to annually complete a Company questionnaire designed to elicit information about potential related person transactions.  Under the Company’s Corporate Code of Conduct applicable to all officers and directors, such persons have a duty to disclose potential conflicts of interest to the Company’s Chief Executive or Chief Financial Officer or to the Board.  When related person transactions or potential transactions are identified by these or any other method, they are referred for review to the Nominating and Governance Committee if the transaction involves a director, or to the Audit Committee in all other cases.

The policy requires the appropriate Committee to take into account the extent of the related person’s interest in the transaction; the benefits of the transaction to the Company; whether the terms of the transaction are no less favorable than could be obtained in arm’s–length dealings with an unrelated third party under similar circumstances; the aggregate value of the transaction; whether the transaction involves a conflict of interest; the impact the transaction could have on the independence of a director if it involves a director or an immediate family member of the director; as well as any other factors that the Committee deems appropriate to its review.

On-going related person transactions are subject to annual review under the policy.  The policy also provides standing pre-approvals for the following transactions:

•                  compensation paid to an officer or director if approved by the Compensation Committee;

•                  grants of equity awards to any executive officer or director if made under the Company’s existing equity plans or future plans that receive shareholder approval;

•                  interests that arise solely from participation in a Company employee benefit plan that is maintained for the general benefit of all Company employees;

•                  interests that arise solely from stock ownership if all other owners benefit pro rata; and

•                  any transaction with another company if the related person’s only relationship with that company is as a non-officer employee, director or owner of less than 10% of that company.

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Tullius Taylor Sartain & Sartain LLP (“TTSS”) as the independent public accountants to perform an integrated audit of the Company’s financial statements for the fiscal year ending October 31, 2007.  Representatives of TTSS are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.  While ratification of the Company’s selection of accountants by the Company’s shareholders is not required, in the event of a negative vote on such ratification, the Company’s Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.  TTSS audited the Company’s financial statements for the fiscal years ended October 31, 2007 and 2006.

The Board of Directors unanimously recommends that shareholders vote “FOR” the appointment of Tullius Taylor Sartain & Sartain LLP as the Company’s independent public accountants.

Audit Fees and Services

The following table sets forth the fees for professional services rendered during fiscal 2007 and fiscal 2006 by the Company’s registered public accounting firm, Tullius Taylor Sartain & Sartain LLP:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$87,000	$83,500
Audit-Related Fees(2)	7,000	7,000
Tax Fees	—	—
All Other Fees	—	—

(1)           Includes audit of our annual financial statements and review of our quarterly reports on Form 10–Q, as well as services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)           Relates to the audit of the Company’s 401(k) retirement plan.

The Audit Committee of the Board of Directors has established a written policy to pre-approve audit and non-audit related services to be provided by the Company’s independent auditor prior to engaging the auditor for such purposes.  Pursuant to the policy, the Audit Committee will annually review the services and fees that the auditor may provide to the Company during the following 12 months.  Following such review, the Committee will issue a statement to the Company’s Chief Financial Officer as to the general services and fees that the Committee has pre–approved.  The pre-approval generally extends for a period of 12 months or such shorter period as may be specifically indicated by the Committee.  All other services to be performed by the auditors that are not included in the Committee’s annual pre-approval statement must be submitted to the Committee in advance for specific approval.

REPORT OF AUDIT COMMITTEE

January 4, 2008

To the Board of Directors of XETA Technologies, Inc.:

The Audit Committee oversees XETA’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  We have reviewed and discussed with management and with the independent auditors the Company’s audited financial statements as of and for the year ended October 31, 2007.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1—Independence Discussions with Audit Committees—as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2007.

The Audit Committee,

Donald T. Duke, Chairman

Robert D. Hisrich

Edward F. Keller

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of February 14, 2008 regarding beneficial ownership of the Company’s Common Stock, par value $.001 per share, by (a) each person known by the Company to own more than five percent (5%) of the Company’s Common Stock, (b) each director and nominee for election as a director of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

	Amount and Nature
Name and Address of Beneficial Owner(1)	of Beneficial Ownership(2)		Percent of Class

Directors, Director Nominees and Executive Officers

Ronald L. Siegenthaler P.O. Box 571300 Tulsa, OK74157	1,117,003	(3)	10.88%

Ron B. Barber 525 S. Main Street, Suite 800 Tulsa, OK74103	118,472		1.15%

Greg D. Forrest	103,160	(4)	1.00%

Robert B. Wagner	72,075	(5)

Dr. Robert D. Hisrich 15249 North 59th Ave. Glendale, AZ 85306	56,550		*

Donald T. Duke 1505 Vandivort Edmond, OK 73034	54,500		*

Ed Keller 5314 S. Yale, Suite 205 Tulsa, OK 74135	11,600		0

S. Lee Crawley 2431 E. 51st St., Suite 600 Tulsa, OK 74103	0		0

All officers and directors as a group	1,533,158		14.79%

(8 persons)

Others Known to Own 5%

Patara Capital LP 5050 Quorum Drive, Suite 312 Dallas, TX 75254	616,000	(6)	6.00%

William M. Sams 750 North St. Paul, Suite 1650 Dallas, TX 75201	570,000	(7)	5.56%

Deanna K. Ingram 7777 S. Jamestown Tulsa, OK 74135	518,579	(8)	5.06%

Jon A. Wiese 11509 S. Granite Ave. Tulsa, OK 74137	580,000	(9)	5.66%

*Less than one percent of the shares outstanding.

(1)	Address is that of the Company’s principal office at 1814 W. Tacoma Street, Broken Arrow, Oklahoma 74012 unless otherwise indicated.
(2)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock that such persons presently have the right to acquire pursuant to unexercised options under the Company’s stock option plans, as follows: 13,000 shares for Mr. Siegenthaler; 13,000 shares for Mr. Barber; 54,046 shares for Mr. Wagner; 13,000 shares for Dr. Hisrich; 17,000 shares for Mr. Duke; and 110,046 shares for all directors and executive officers as a group (8 persons).

(3)	Includes 129,000 shares held by Mr. Siegenthaler’s wife’s trust.
(4)

Includes 100,000 shares held by Bluejack Systems LLC, a limited liability company owned by Mr. Forrest; and 3,160 shares, the equivalent number of shares held as units for Mr. Forrest’s account by the Company’s 401(k) retirement plan, over which Mr. Forrest has shared investment power and no voting power.

(5)

Includes 4,400 shares held by Mr. Wagner as custodian for his minor children, over which he has sole voting and investment power; and 5,629 shares, the equivalent number of shares held as units for Mr. Wagner’s account by the Company’s 401(k) retirement plan, over which Mr. Wagner has shared investment power and no voting power.

(6)

Based on a Schedule 13G/A filed with the SEC on February 14, 2008 by Patara Capital, LP on behalf of itself and Patara Partners, LP and Patara Capital Management, LP, all of whom are reported to have shared power to vote and dispose of the shares.

(7)	Based on a Schedule 13G/A filed with the SEC on February 8, 2008.
(8)

Based on a Schedule 13G/A filed with the SEC on October 10, 2007. Of the 518,579 shares included in the report, Ms. Ingram reports sole power to vote and dispose of 492,579 shares as trustee of the Jack R. Ingram Revocable Trust, and of 26,000 shares in her individual capacity.

(9)

Reflects options which are presently exercisable and will expire (if not exercised) as follows: 180,000 on 8/1/2009; 200,000 on 8/1/2010; and 200,000 on 8/1/2011. Mr. Wiese is shown as a 5% beneficial owner solely by reason of these outstanding options, of which the Company has direct knowledge. Except for these outstanding options, the Company has no other information or knowledge regarding Mr. Wiese’s security holdings, if any, in the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who hold more than ten percent (10%) of our stock, to report their initial ownership and any subsequent changes in ownership of our stock to the SEC.  SEC regulations impose specific deadlines for filing these reports and we are required to disclose in this proxy statement any failure to comply with these regulations.  Based on our review of these filings and the written representations of our directors, executive officers and 10% shareholders, we believe that during fiscal 2007, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with these exceptions:.  Two reports on Form 4, each reporting a single transaction for Ed Keller, were filed one day late.

SHAREHOLDER PROPOSALS FOR 2009

The deadline for submitting a shareholder proposal intended to be included in the Company’s proxy statement and form of proxy for next year’s annual meeting is November 17, 2008.  Such proposals must comply with the provisions of Rule 14a–8 of the Securities and Exchange Act of 1934, as amended.   A shareholder who wishes to present a proposal for consideration at next year’s annual meeting outside of the Company’s proxy materials must give us notice of the proposal no later than November 17, 2008 as required by our bylaws.  Such notice must include (1) a brief description of the proposal and the reasons for making the proposal; (2) the name and record address of the shareholder; (3) the class and number of shares beneficially owned by the shareholder; (4) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such business; and (5) a description of any arrangement or understanding between such shareholder and any other person(s) in connection with the business of the proposal, and any material interest of the shareholder in such business.

All shareholder proposals must be received by us on or before the deadline in order to be considered timely and should be delivered or mailed to our Corporate Secretary at the address shown in the next section below.

ANNUAL REPORT ON FORM 10-K

We are mailing our 2007 annual report to shareholders (which includes our Annual Report on Form 10–K for the fiscal year ended October 31, 2007) with this Proxy Statement.  Our Form 10–K for the year ended October  31, 2007 is also available on our website at www.xeta.com.  In addition, any person solicited by this Proxy Statement is entitled to request in writing a copy of the Form 10-K and we will provide it without charge.  Such requests should be submitted to the Corporate Secretary addressed as follows:

ATTN: Corporate Secretary

XETA Technologies, Inc.

1814 W. Tacoma Street

Broken Arrow, Oklahoma 74012

SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company.   Employees of the Company may solicit proxies personally or by telephone without additional compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.

By Order of the Board of Directors

/s/ Robert B. Wagner

Robert B. Wagner
Secretary

Broken Arrow, Oklahoma

February 26, 2008

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on April 8, 2008.

Vote by Internet

•    Log on to the Internet and go to www.investorvote.com

•    Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION OF DIRECTORS	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Ron B. Barber	☐	☐	☐	02 - Lee Crawley	☐	☐	☐	03 - Donald T. Duke	☐	☐	☐

	04 - Greg D. Forrest	☐	☐	☐	05 - Robert D. Hisrich	☐	☐	☐	06 - Edward F. Keller	☐	☐	☐

	07 - Donald T. Duke	☐	☐	☐

		For	Against	Abstain
2.	To ratify the selection of Tullius Taylor Sartain & Sartain LLP as the Company’s independent certified public accountants for the 2008 fiscal year.	☐	☐	☐

3.	IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

B.	Non-Voting Items

Change of Address – Please print new address below.

C.   Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE:   Signature(s) should follow exactly as name appears on your stock certificate. In case of joint ownership, each owner should sign. Executors, administrators, guardians, trustees, etc., should add their title as such and where more than one executor, etc. is named, a majority must sign. If signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – XETA TECHNOLOGIES, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, April 8, 2008

The undersigned hereby appoints Donald T. Duke and Robert B. Wagner, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of XETA Technologies, Inc. held of record by the undersigned on February 26, 2008 at the Annual Meeting of Shareholders to be held on April 8, 2008, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the  manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the two following proposals.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.